AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Restated Agreement") dated as of February 16, 2000, between DIRECTRIX, INC., A Delaware corporation (the "Borrower"), and J. ROGER FAHERTY and DONALD J. MCDONALD, JR. (collectively, the "Original Lenders") and the persons whose names and addresses appear on attached Schedule 1.01 (collectively, the "New Lenders").

                                    RECITALS

         WHEREAS, the Borrower and the Original Lenders are parties to a Loan and Security Agreement dated as of March 15, 1999, as amended, (the "Original Loan Agreement") that provided for the Original Lenders to loan up to $1.1 million (the "Original Maximum Amount") to the Borrower;

         WHEREAS, the parties desire to set forth the terms of their agreement with respect to the foregoing.Original Lenders have loaned an aggregate amount equal to the Original Maximum Amount to the Borrower;

         WHEREAS, the New Lenders desire to lend and the Borrower desires to borrow an additional aggregate amount of up to $2.4 million from the New Lenders (the "New Maximum Amount") in one loan or in installments ("Advances"); and

         WHEREAS, the Original Lenders and the New Lenders (collectively, the "Lenders") wish to amend and restate the Original Loan Agreement to govern the terms and provisions of their loans to the Borrower.

         NOW, THEREFORE, in consideration of the Advances made to the Borrower, the parties hereby agree as follows:

                                    ARTICLE I
             TAKEDOWN; REPAYMENT OF THE ADVANCES; GRANT OF SECURITY

         SECTION 1.01. LOANS. The Original Lenders have already loaned the Borrower the Maximum Original Amount. The New Lenders severally agree to make Advances to the Borrower from time to time prior to March 15, 2001 (the period of time ending on March 15, 2001 is referred to as the "Commitment Period") in the manner set forth in Section 1.03 in an aggregate principal amount at any one time outstanding which does not exceed the New Maximum Amount.

         SECTION 1.02. THE NOTES. The Borrower's obligation to repay the unpaid principal amount of the Advances shall be evidenced by the notes in the form of attached Exhibit A (the "Notes"), payable to the Lenders or their registered assigns, duly executed and delivered by the Borrower to the Lenders. The notes previously issued by Borrower to the Original Lenders under the Original Agreement will be replaced with the Notes attached hereto; the Original Lenders will receive the replacement notes upon surrender of their original notes. The Notes shall mature on March 15, 2002 (the "Maturity Date") and bear interest and be subject to such other terms and conditions as provided for herein and in the Notes. At no time shall the amount outstanding under this Agreement exceed $3.5 million. The principal amount of the Advances, together with all accrued and unpaid interest shall be repaid on the Maturity Date.

         SECTION 1.03. INITIAL ADVANCES BY NEW LENDERS. Upon receipt of duly executed Notes after the date hereof, the New Lenders shall make the first
Advance to the Borrower in the amount requested by Borrower up to the New Maximum Amount pursuant to a written request (an "Advance Request"). The initial Advance Request and any further Advance Requests under this Amended Agreement shall be signed by the Chairman and Chief Financial Officer of the Borrower and shall be for amounts of not less than $50,000 or integral multiples thereof. The New Lenders shall make all subsequent Advances up to the New Maximum Amount within five business days of the New Lenders' receipt of an Advance Request therefor. Until the New Lenders have made Advances equal to the New Maximum Amount, each New Lender shall be responsible for his share of the Advance as determined by multiplying the amount of the Advance by the amount of his First Round Commitment Percentage ("First Round Commitment Percentage"), as set forth on Schedule 1.01.

         SECTION 1.04. REPAYMENTS; FURTHER ADVANCES. During the Commitment Period, and after the New Lenders have made Advances up to the New Maximum Amount (i) the Borrower may prepay Advances and thereafter may reborrow any amounts repaid and (ii) any principal payments and Advance prepayments made by the Borrower shall be made among the Lenders in accordance with their respective Second Round Commitment Percentages ("Second Round Commitment Percentages") set forth on Schedule 1.01. Any reborrowing by the Borrower shall be made by the Lenders making Advances within 5 business days of receipt of an Advance Request. Each Lender shall be responsible for his share of the Advance as determined by multiplying the amount of the Advance by the amount of his Second Round Commitment Percentage. After the Commitment Period, if the New Lenders have not made aggregate Advances up to the New Maximum Amount, all prepayments of principal shall be made parri passu among the Lenders in relative proportion to the outstanding principal amounts owed to each Lender at the end of the Commitment Period.

         SECTION 1.05. PAYMENT OF INTEREST; DEFAULT RATE. Interest shall be payable on the outstanding unpaid principal amount of the Notes at the rate and at the times specified in the Notes. Any amounts not paid when due shall bear interest at the Default Rate (as such term is defined in the Notes).

         SECTION 1.06. LOAN RECORD. The Lenders shall maintain a loan record in which they shall record the date and amount of each Advance and payment or prepayment of principal of the Advances and the interest paid with respect thereto, which record may be kept by recordations on the Notes. The failure of any Lender to make an entry in the loan register or any error made in any such entry shall not in any way affect the Borrower's obligations under this Agreement, including the Borrower's obligations to repay the principal amount of the Advances and the interest accrued from the actual date on which the Advances are made. The Borrower shall not be bound by any entry in the loan register not made in accordance with the terms hereof.

         SECTION 1.06. PREPAYMENTS; MANDATORY PREPAYMENT. Any prepayments of Advances shall be applied first to the payment of interest due hereunder and then to principal. If the Borrower completes an offering of equity securities in the Borrower which results in net proceeds to the Borrower of more than $5 million, Borrower shall be obligated to prepay the Notes in an amount equal to no less than 50% of such net proceeds in excess of $5 million.

         SECTION 1.07. PLACE AND MANNER OF PAYMENTS. The Borrower shall make all payments of principal and interest on the Advances to the Lenders in immediately available funds to such place as the Lenders shall instruct the Borrower in writing.

         SECTION 1.08. PAYMENT WITHOUT SETOFF. The principal of, interest on and all expenses and costs related to the Advances (collectively, the "Obligations") shall be paid without setoff or counterclaim and free and clear of and exempt from, and without deduction for or on account of, any present or future taxes, imposts, duties, deduction, withholdings or other charges of whatsoever nature imposed, levied, collected, withheld or assessed by any government or any political subdivision or taxing authority thereof.

         SECTION 1.09. ADVANCES SCHEDULED. As security for the prompt and unconditional payment of any and all Obligations, the Borrower, subject to
Section 3.07, does hereby grant to the Lenders a continuing lien upon and first security interest in the Collateral (as defined below) and hereby grants, pledges, assigns and transfers to the Lenders all of the Collateral. For the purposes of this Agreement "Collateral" shall mean and include all of the Borrower's assets, including without limitation, all Accounts Receivables, Accounts, , Machinery, Equipment, Furniture and Fixtures, Hardware & Software Inventory (as such terms are defined in the New York Uniform Commercial Code, as amended), the Borrower's option to acquire the stock or C-band television network business of Emerald Media, Inc. and the Proceeds of the foregoing (as defined such terms are defined in the New York Uniform Commercial Code, as amended). Specifically excluded from the term "Collateral" shall be the Borrower's shares of Playboy Class A Common Stock which are held in a margin account by Bank of America NA as security for a margin loan.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that the following statements are true and correct as of the date hereof and shall be true and correct on the date each Advance is made:

         SECTION 2.01. GOOD STANDING. The Borrower is a company duly constituted, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to conduct its business, to own its properties, and to execute and deliver and to perform all of its obligation under this Agreement and the Notes.

         SECTION 2.02. AUTHORITY. The execution, delivery and performance by the Borrower of this Agreement and the issuance, execution and delivery by the Borrower of the Notes have been duly authorized by all necessary action of the Borrower and do not and will not (i) violate any provision of the Borrower's governing documents or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower, or (ii) result in a breach or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower's properties may be bound or affected, and the Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         SECTION 2.03. OWNERSHIP OF COLLATERAL. The Borrower owns the Collateral free and clear of any lien, security interest or other charge or encumbrance of any kind (collectively the "Liens"), except to the extent of any Liens associated with the equipment lease financing set forth on attached Schedule
2.03 or any liens specifically permitted by the Lenders (collectively, "Permitted Liens").

         SECTION 2.04. REPRESENTATIONS RELATING TO THE COLLATERAL. No financing statement or other filing listing any of the Collateral is on file in any jurisdiction (other than any financing statement filed on behalf of the Lenders as secured party or in connection with a Permitted Lien); (b) the chief executive office of the Borrower is located at the address set forth in Section
5.03 herein; (c) the Borrower has not created and is not aware of any Lien on or affecting any Collateral other than the Lien created by this Agreement in favor of the Lenders or the Permitted Liens; and (d) the Borrower did not have or conduct business under any name or trade name in any jurisdiction during the past six years other than the name set forth on the signature page of this Agreement, and the Borrower is entitled to use such name.

         SECTION 2.05. BINDING OBLIGATIONS. This Agreement constitutes, and when executed and delivered to the Lenders by the Borrower the Notes will constitute, legal, valid and binding obligations of the Borrower that are enforceable against the Borrower in accordance with their respective terms.

         SECTION 2.06. CONSENTS. All authorizations, consents, approvals, and licenses of, and filing and registrations with, any governmental authority required under applicable law or regulations for the Borrower to enter into and perform its obligations under this Agreement and the Notes have been obtained and are in full force and effect.

                                   ARTICLE III
                                    COVENANTS

         So long as the Notes are outstanding, unless the Lenders shall have waived compliance in writing, the Borrower agrees that:

         SECTION 3.01.  FINANCIAL  STATEMENTS.  The Borrower will deliver to the
Lenders: (a) within 90 days after the end of each fiscal quarter and each fiscal year of the Borrower, a consolidated balance sheet and consolidated statements of income and surplus showing the financial condition of the Borrower and its consolidated subsidiaries or affiliates, if any, as at the close of such year and the results of operations during such quarter of such year as the case may be, all certified by a duly authorized officer of the Borrower and (b) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower as the Lenders may reasonably request. Furthermore, the Borrower will deliver to the Lenders within 60 days after the end of each fiscal quarter, a copy of Borrower's quarterly financial statements, or year-to-date statements, as the case may be.

         SECTION 3.02. NOTICE OF DEFAULTS. The Borrower shall promptly notify the Lenders of the occurrence of any event of which the Borrower has knowledge which, alone or with lapse of time or notice or both, would constitute an Event of Default (as hereinafter defined).

         SECTION 3.03. NOTICE OF PROCEEDINGS. The Borrower will promptly give notice in writing to the Lenders of all material litigation, arbitral proceedings and regulatory proceedings affecting the Borrower or any of its subsidiaries or affiliates or the property of the Borrower or any of its subsidiaries or affiliates.

         SECTION 3.04. CERTAIN AFFIRMATIVE COVENANTS. The Borrower will, and will cause each of its affiliates to: (i) preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in a regular manner,
(ii) comply with the requirements of all material applicable laws, rules, regulations and orders of any governmental body or regulatory agency having jurisdiction, (iii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto (unless such payment is being contested in good faith and by proper proceedings and which is adequately reserved), (iv) maintain insurance in responsible companies in such amounts and against such risks as are usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its affiliates operate and (v) keep all of its properties necessary in its business in good working order and condition, ordinary wear and tear excepted, without mortgage or lien incurred other than in the ordinary course of business.

         SECTION 3.05. COLLATERAL. Unless and until all of the Obligations have been indefeasibly paid in full and all commitments of the Lenders to extend credit which, once extended, would give rise to Obligations, have expired or been terminated, the Borrower shall: (a) keep the Collateral free and clear of any Lien of any kind, other than the Lien created by this Agreement and Permitted Liens; (b) promptly pay, when due, all taxes and transportation, storage, warehousing and other charges and fees affecting or arising out of the Collateral and defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to or the same as that of the Lenders, unless the Borrower is disputing such claim or demand in good faith by appropriate proceedings; (c) provide the Lenders with such information as the Lenders may from time to time reasonably request with respect to the Collateral and the Borrower's place of business or location of any Collateral;
(d) give the Lenders at least 30 days' prior written notice before changing the Borrower's name or chief executive office or changing the location or disposing of any Collateral other than cash and cash equivalents; (e) not sell or otherwise dispose of any Collateral other than cash and cash equivalents except on commercially reasonable terms and in the ordinary course of business; (f) permit the Lenders or their representatives, to have access to, examine and copy at all reasonable times the Collateral, properties, minute books and other corporate or partnership records, books of accounts, and financial and other business records of the Borrower (including, without limitation, all books, records, ledger cards, computer programs, tapes and computer disks and diskettes and other property recording, evidencing or relating to any Collateral); and (g) promptly notify the Lenders upon the occurrence of any Event of Default of which the Borrower has knowledge.

         SECTION 3.06. PRESERVATION AND PROTECTION OF SECURITY INTEREST; POWER OF ATTORNEY. Subject to Section 3.07, the Borrower will faithfully preserve and protect the Lien in the Collateral created by this Agreement and will, at its own cost and expense, cause such Lien to be perfected and continue to be perfected and to be and remain prior to all other Liens, so long as all or any part of the Obligations are outstanding and unpaid, and for such purpose the Borrower will from time to time at the request of the Lenders (i) make notations of the security interest in certificates of title constituting proceeds of Collateral, a security interest in which is perfected by such notation, and deliver the same to the Lenders and (ii) file or record, or cause to be filed or recorded, such instruments, documents and notices, including, without limitation, financing statements and continuation statements, as the Lenders may reasonably deem necessary or advisable from time to time in order to perfect and continue to perfect the Lien and to maintain their priority over all the Lien. The Borrower will do all such other acts and things and will execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments, and notices as the Lenders may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of the Lien in the Collateral as contemplated by this Agreement. The Lenders, acting through its authorized agent, are hereby irrevocably appointed the attorney-in-fact of the Borrower to do, at the Borrower's expense, all acts and things which the Lenders may reasonably deem necessary or advisable to preserve, perfect, continue to perfect and/or maintain the priority of the Lien in the Collateral, including the signing of financing, continuation or other similar statements and notices on behalf of the Borrower, and which the Borrower is required to do by the terms of this Agreement. The Borrower hereby authorizes the Lenders to sign and file financing statements with respect to the Collateral without the signature of the Borrower. The Borrower shall be liable for and pay all filing fees for financing statements with respect to the Collateral.

         SECTION 3.07. ADDITIONAL LENDER. The Borrower may borrow additional amounts from another lender ("Additional Borrowing") only if such borrowing is subordinate to the Lenders' loan to the Borrower and Lenders' security interest in the Collateral. The Lenders agree to negotiate in good faith with such other lender on terms mutually acceptable to such parties and in a manner which will facilitate the execution of documents related to an Additional Borrowing consistent with the foregoing.

         SECTION 3.08. BORROWER SUBSIDIARIES. If the Borrower forms or acquires any subsidiaries ("Subsidiaries"), at the Lenders' request, the Borrower agrees to (i) cause the Subsidiaries to guarantee the Obligations and (ii) pledge the stock of the Subsidiaries to the Lenders.

         SECTION 3.09. EMI RECEIVABLE. The Borrower will not reduce, forgive or compromise the account receivable owed by EMI to the Borrower.

         SECTION 3.10.  FINANCIAL COVENANTS.

                  3.10.1 Stockholders' Equity. The Borrower will not fail to maintain Stockholders' Equity of at least $3 million at the end of each fiscal year prior to the Maturity Date commencing with the fiscal year ending March 31, 2001.

                  3.10.2  EBITDA.   The  Borrower's EBITDA  shall not be, on  an
annual basis, less than zero and on a quarterly basis, less than ($500,0000), commencing with the fiscal quarter ending September 30, 2000.

                  3.10.3  Definitions.  The defined terms  used in this  Section
3.10 shall have the following meanings:

         "Stockholders' Equity" shall mean the Stockholders' Equity as reported on the Borrower's audited financial statements for each the fiscal year ending prior to the Maturity Date.

         "EBITDA" shall mean the Borrower's earnings from continuing operations before reductions for interest, taxes, depreciation and amortization and without regard to compensation expenses attributable to the issuance or exercise of options or warrants.

                  3.10.5   ADDITIONAL PROVISIONS

                                    3.10.5.1   Borrower  and Lenders acknowledge
and agree that if Borrower engages in a major transaction, which, for these purposes, means an acquisition, merger or similar transaction which materially alters Borrower's business, assets or property, then the Borrower and the Lenders agree to negotiate, in good faith, an amendment to this Amended Agreement which provides for an adjustment to these financial covenants.

                                    3.10.5.2   Notwithstanding     any    other
provision of this Amended Agreement to the contrary, Borrower may elect on one occasion to waive a violation of one or more financial covenants and such violation shall not be deemed an "Event of Default" as that term is defined in
Section 4.01.

                  3.11 NO DIVIDENDS. The Borrower shall not pay any dividends or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or any warrants, options, or other rights to reacquire any such shares other than dividends payable solely in shares of its common stock.

                                   ARTICLE IV
                                EVENTS OF DEFAULT

         SECTION 4.01.  EVENTS  OF  DEFAULT.   If  any  of  the following events
("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of the Notes within three days of such principal becoming due and payable, or shall fail to pay any interest thereon within twenty days after such interest becoming due and payable; or

            (b) any representation or warranty made in connection with the execution and delivery of this Agreement, the Notes or in any document delivered pursuant hereto shall prove to have been incorrect in any material respect upon the date when made and shall remain unremedied for thirty days after written notice thereof shall have been given to the Borrower by the Lenders; or

            (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement and any such failure remains unremedied for thirty days after written notice thereof shall have been given to the Borrower by the Lenders; or

            (d) the Borrower shall cease to own the Collateral;

            (e) the Borrower shall be in default of its Transponder Services Agreement with Loral Skynet and such default continue after notice thereof from Loral Skynet for more than thirty days after notice thereof;

            (f) the net accounts receivable owed by EMI to the Borrower exceeds, at any time, $2,000,000;

            (g) any indebtedness of the Borrower for borrowed money in excess of $500,000 is not paid when due, whether by acceleration or otherwise, or is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required payment), prior to the stated maturity thereof and such default is not cured within any applicable cure or grace periods provided before therein; or

            (h) the Borrower shall make an assignment for the benefis of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for any receiver or trustee for itself or for any substantial part of its property, commence any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or by any act indicate its consent to, approval of, or acquiescence in, any such proceeding for the appointment of any receiver of, or trustee for, it or any substantial part of its property and such appointment shall continue undischarged for a period of thirty days, or a petition in bankruptcy or for reorganization shall be filed against the Borrower and shall not be dismissed for a period of thirty days; then, and in any such event, the Lenders may, in their sole discretion, by notice to the Borrower, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, and all other amounts payable hereunder to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

         SECTION 4.02. EFFECT OF DEFAULT ON THE COLLATERAL. After the occurrence and during the continuance of an Event of Default, the Lenders may, without notice to or demand (other than any notice required by law, the giving of which is not waivable), upon the Borrower (all of which are hereby waived by the Borrower), without releasing the Borrower from any obligation under this Agreement or any other instruments or agreements with the Lenders and without waiving any rights the Lenders may have: (i) demand, collect or receive upon all or any part of the Collateral; (ii) in such manner and to such extent as the Lenders may deem necessary to protect the Collateral or the interest, rights, powers or duties of the Lenders, enter into and upon any premises of the Borrower and take and hold possession of all or any part of the Collateral (the Borrower hereby waiving and releasing any claim for damages in respect of such taking) and exclude the Borrower and all other Persons from the Collateral;
(iii) collect any and all income, rents, issues, profits and proceeds from the Collateral, the same being hereby assigned and transferred to the Lenders and from time to time apply or accumulate such income, rents, issues, profits and proceeds in such order and manner as the Lenders in its sole discretion, shall instruct, it being understood that the collection or receipt of income, rents, issues, profits or proceeds from the Collateral after declaration of default and election to cause the Collateral to be sold under the pursuant to the terms of this Agreement shall not affect or impair any event of default or declaration of default under any agreement or instrument among the Borrower and the Lenders or election to cause any Collateral to be sold or any sale proceedings predicated on the same, but such proceedings may be conducted and sale effected notwithstanding the collection or receipt of any such income, rents, issues, profits and proceeds; (iv) take control of any and all of the Accounts, contractual or other rights that are included in the Collateral and Proceeds arising from any such Accounts or contractual or other rights, enforce collection, either in the name of the Lenders or in the name of the Borrower, of any or all of the Accounts, contractual and other rights that are included in the Collateral and Proceeds by suit or otherwise, receive, receipt for, surrender, release or exchange all or any part of such Collateral or compromise, settle, extend or renew (whether or not longer than the original period) any indebtedness under such Collateral; (v) sell all or any part of the Collateral at public or private sale at such place or places and at such time or times and in such manner and upon such terms, whether for cash or credit, as the Lenders in their sole discretion may determine; (vi) endorse in the name of the Borrower any instrument, however received by the Lenders representing Collateral or Proceeds of any of the Collateral; and (vii) exercise all of the rights and remedies granted to a secured party under the New York Uniform Commercial Code and all other rights and remedies given to the Lenders under this Agreement or any other instrument or agreement otherwise available at law or in equity. The Lenders shall be under no obligation to make any of the payments or do any of the acts referred to in this Section 4.02 or elsewhere in this Agreement and any of the actions referred to in this Section 4.02 or elsewhere in this Agreement may be taken regardless of whether any notice of default or election to sell has been given under this Agreement (provided, however, that all notices required by law, the giving of which may not be waived, shall be given in accordance with such law) without regard to the adequacy of the security for the Obligations.

         SECTION 4.03. APPLICATION OF PROCEEDS OF SALE The Lenders may apply the net proceeds of any sale, lease or other disposition of Collateral pursuant to
Section 4.02, after conducting all reasonable costs and expenses of every kind incurred thereon or incidental to the retaking, holding, preparing for sale, selling, leasing, or the like of the Collateral or in any way relating to the rights of the Lenders thereunder, including attorneys' fees and expenses hereinafter provided for, to the payment, in whole or in part, of one or more of the Obligations in accordance with the terms of this Agreement. The Borrower shall remain liable to the Lenders for the payment of any deficiency, with interest at the Default Rate, as provided in the Notes.

         The Borrower agrees that forthwith upon the occurrence of an Event of Default it will notify the Lenders of the details thereof and the action which it is taking or proposes to take with regard thereto. If an Event of Default occurs and shall be continuing and the Lenders, in their sole discretion, do not declare the Notes, all interest accrued and unpaid thereon, and all other amounts payable hereunder to be forthwith due and payable, the terms of this Agreement and the Notes shall continue in full force and effect subject to the right of the Lenders to declare the Notes, all interest accrued and unpaid thereon, and all other Obligations to be forthwith due and payable.

                                    ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.01. NO WAIVER, CUMULATIVE REMEDIES. No failure or delay on the part of the Lenders or the holder of the Notes in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 5.02. AMENDMENTS. No amendment, modification, termination, or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         SECTION 5.03. ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to the Lenders, mailed by certified mail or delivered to it, by hand or by facsimile, addressed to them at their addresses and/or facsimile numbers set forth on
Schedule 1.101 and if to the Borrower, mailed by certified mail or delivered to it by hand or by facsimile, addressed to it at 236 West 26th Street, 12th Floor, New York, NY 10001 (fax number 212-633-7414), Attention: J. Roger Faherty, Chief Executive Officer and Donald J. McDonald, Chief Financial Officer or as to each party, at such other address as shall be designated by such party in written notice to the other party complying as to delivery with the terms of this Section. All notices, requests, demands and other communication provided for hereunder shall be effective when received.

         SECTION 5.05. COSTS. The Borrower agrees to pay all of the Lenders' legal and other professional fees in connection with this Agreement and the enforcement thereof and of the Notes.

         SECTION 5.06. BINDING EFFECT, ASSIGNMENT. This Agreement shall become effective when it shall have been executed by the Borrower and the Lenders and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligation hereunder or any interest herein without the prior written consent of the Lenders except that the Borrower may assign all of such rights and obligations, including, without limitation, the security interest in the Collateral to any successor corporation following any merger of the Borrower.

         SECTION 5.07. ADDITIONAL SECURITY. If the Lenders at any time hold security for any Obligations in addition to the Collateral, the Lenders may enforce the terms of this Agreement or otherwise realize upon the Collateral, at their option, either before or concurrently with the exercise of remedies as to such other security or, after a sale is made of such other security, they may apply the proceeds upon the Obligations without affecting the status of or waiving any right to exhaust all or any other security, including the Collateral, and without waiving any breach or default or any right or power whether exercised under this Agreement, contained in this Agreement, or provided for in respect of any such other security.

         SECTION 5.08. GOVERNING LAW AND SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be deemed to be contracts made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of said State, and the parties hereto hereby irrevocably agree to submit to the jurisdiction and venue of the federal and state courts of said State, and the Borrower authorizes the service of process on it by registered or certified mail sent to any address authorized in Section
5.03 as an address for the sending of notices.

         SECTION 5.09. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 5.10. HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         SECTION 5.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile) in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 5.12. WAIVER OF TRIAL BY JURY. EACH OF THE LENDERS AND THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTES, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.




DIRECTRIX, INC.




By:
   --------------------------------
   J. Roger Faherty, Chairman & CEO

ORIGINAL LENDERS




-----------------------------------
J. Roger Faherty




-----------------------------------
Donald J. McDonald, Jr.




NEW LENDERS


MARLIN CAPITAL CORP




By:
   --------------------------------
   Mark Eagen, President



-----------------------------------
Leland H. Nolan


NEW HORIZONS INVESTMENT CORP., N.V.




By:
   --------------------------------
   Russell Molina, Attorney-In-Fact



                                         Schedule 1.01

----------------------------------- ---------------------------- --------------- -----------------
        Original Lenders                  Address                  First Round     Second Round
                                       Facsimile Number             Commitment       Commitment
                                                                      %age             %age
----------------------------------- ---------------------------- --------------- -----------------
                                    236 West 26th Street, 12th        81.82            25.71
J. Roger Faherty                    Floor
                                    New York, NY 10001
                                    Fax. No.: 212-633-7414
----------------------------------- ---------------------------- --------------- -----------------
Donald J. McDonald, Jr.             236 West 26th Street, 12th        18.18              5.71
                                    Floor
                                    New York, NY 10001
                                    Fax. No.: 212-633-7414
----------------------------------- ---------------------------- --------------- -----------------


----------------------------------- ---------------------------- --------------- -----------------
         New Lenders                      Address                  First Round     Second Round
                                       Facsimile Number             Commitment       Commitment
                                                                      %age             %age
----------------------------------- ---------------------------- --------------- -----------------
Leland H. Nolan                     90 Prince Street                  16.67            11.43
                                    New York, NY 10012
----------------------------------- ---------------------------- --------------- -----------------
Marlin Capital Corp                 11 South LaSalle Street           20.83            14.29
                                    Suite 3310
                                    Chicago, IL 60605
----------------------------------- ---------------------------- --------------- -----------------
New Horizons Investment Corp. N.V.  c/o 4900 Woodway, Suite 650       62.50            42.86
                                    Houston, TX 77056
----------------------------------- ---------------------------- --------------- -----------------


                                    Exhibit A
                             FORM OF PROMISSORY NOTE

                                                              New York, New York
                                                              Dated:      , 2000

                                 PROMISSORY NOTE

$XX.XX

         FOR VALUE RECEIVED DIRECTRIX, INC., a company organized under the laws of Delaware (the "Borrower"), does hereby promise to PAY TO THE ORDER OF (THE "LENDER") the principal amount of UNITED STATES DOLLARS ($_______), or the aggregate principal amount of all advances (the "Advances") made by the Lenders pursuant to the Loan Agreement referred to below, whichever is less, at the time and in the manner specified in the Amended and Restated Loan Agreement. All defined terms used herein shall have the meanings assigned thereto in the Amended and Restated Loan Agreement.

         The Borrower also promises to pay interest on the unpaid principal amount of this Note at 11% per annum. The interest rate in effect from time to time pursuant to this Note shall be referred to herein as the "Applicable Rate".

         Interest on the Advances shall accrue and be due and payable monthly in arrears on the last day of each month, until the entire principal amount of the Note has been repaid in full. All interest accrued hereunder not previously paid shall be due and payable on the date that the last payment of the principal amount hereof is paid or payable as set forth in Article 1 of the Amended and Restated Loan Agreement. Payments of interest and principal will be made to the order of the Lender at its Account ______________ maintained at [Bank] in the City of New York.

         Any amount of principal or interest hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said amount is paid in full, payable on demand, at a rate per annum equal to 2% above the then Applicable Rate (the "Default Rate").

         Absent manifest error, the records of the Lender and the notice in respect of interest due, shall be conclusive as to amounts of principal outstanding and interest due on this Note from time to time.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Loan and Security Agreement dated as of January , 2000 among the Borrower, the Lender and other persons which agreement provides, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events.

         This Note shall be governed by the laws of the State of New York.

DIRECTRIX, INC.




By:____________________________________
Name:__________________________________
Title:_________________________________